EXHIBIT 10.2 (b)

                              AMENDED AND RESTATED

                              EMPLOYMENT AGREEMENT

         This Amended and Restated Employment Agreement (this "Agreement") is entered into on May 19, 2000, by and between INSIGNIA FINANCIAL GROUP, INC., a Delaware corporation with an office at 200 Park Avenue, New York, New York 10166 (the "Company"), and ADAM B. GILBERT, an individual residing at 60 Cowdin Circle, Chappaqua, New York 10514 (the "Executive").

         WHEREAS, the Company and the Executive are parties to that certain Amended and Restated Employment Agreement dated as of December 23, 1998 (the "Original Agreement"); and

         WHEREAS, the Company and the Executive each desires to make certain amendments to the Original Agreement in order to clarify certain of the provisions thereof and memorialize certain other agreements between the Company and the Executive;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree that the Original Agreement is hereby amended and restated to read in its entirety as follows:

         SECTION 1. EMPLOYMENT. The Company hereby agrees to employ the Executive, and the Executive hereby accepts such employment, in each case upon the terms and conditions set forth herein, for a period commencing on May 19, 2000 (the "Commencement Date") and ending on December 31, 2002 (the "Expiration Date"), subject to earlier termination as set forth herein (such period, as it may be so terminated, being referred to herein as the "Employment Period").

         SECTION 2. DUTIES AND SERVICES.

         (a) OFFICES. During the Employment Period, the Executive shall serve as an Executive Vice President-Legal, Secretary and General Counsel of the Company, with principal responsibility for the Company's legal affairs. In addition, at the request of the Company, the Executive shall serve as an officer and/or director of one or more subsidiaries of the Company. In the performance of his duties hereunder, the Executive shall report to and shall be responsible to the Chief Executive Officer and the Board of Directors of the Company. The Executive agrees to his employment as described in this Section 2, and agrees to devote substantially all of his working time and efforts to the performance of his duties hereunder. The Executive shall be available to travel as the needs of the business of the Company reasonably require.

         (b) LOCATION OF OFFICE. During the Employment Period, the Executive's office shall be located at 200 Park Avenue, New York, New York, or at such other location in New York,

New York as the Company may reasonably request. The Company shall provide the Executive with an appropriate office, an executive secretary reasonably acceptable to him and other reasonable support appropriate to his duties hereunder.

         (c) PRIMARY RESPONSIBILITIES. During the Employment Period, the Executive shall (i) have such appropriate and lawful responsibilities assigned to him by the Chief Executive Officer and/or the Board of Directors of the Company, and (ii) comply with all lawful written policies and procedures of the Company.

         (d) OTHER ACTIVITIES. The Executive may (i) devote reasonable time to the management of his personal financial affairs and (ii) to the extent that he may do so without unduly interfering with his duties at the Company, participate on boards of directors of other enterprises which do not directly or indirectly compete with the Company; provided, however, that (x) the Executive shall not join the board of directors of any public company without first obtaining the approval of the Chief Executive Officer of the Company and (y) the Executive shall give prompt notice of his election or appointment to any other board of directors, whether of a private for-profit company or any not-for-profit company, to the Chief Executive Officer of the Company. The Executive may retain any compensation paid to him for such service.

         SECTION 3. COMPENSATION. Except as otherwise provided herein, as full compensation for the Executive's services under this Agreement, the Company shall pay, grant, issue or give, as the case may be, to the Executive the following compensation and benefits:

         (a) BASE SALARY. Subject to the provisions of Section 6, an annual base salary ("Base Salary") at the rate of $400,000 per annum, payable in cash in accordance with the customary executive payroll policy of the Company as in effect from time to time; provided, however, that the Base Salary may be increased by action of the Board of Directors of the Company or the Compensation Committee thereof (the "Compensation Committee").

         (b) ANNUAL BONUS. An annual discretionary bonus ("Bonus"), the amount, if any, of which shall be determined by the Board of Directors of the Company or the Compensation Committee, and which shall be paid to the Executive, with respect to any given fiscal year of the Company, before the expiration of 74 days after the end of such fiscal year.

         (c) FRINGE BENEFIT PROGRAMS. In addition to the other benefits provided to the Executive hereunder and to the extent he satisfies the eligibility requirements thereof and to the extent permitted by law, participation in fringe benefit programs made available generally to employees and/or to senior executives of the Company, including without limitation pension, profit sharing, stock purchase, savings, bonus, disability, life insurance, health insurance, hospitalization, dental, deferred compensation and other plans and policies authorized on the date hereof or in the future.

         (d) EXPENSE REIMBURSEMENT. Reimbursement of the Executive for all out-of-pocket expenses reasonably incurred by him in connection with the performance of his duties hereunder, including without limitation (i) professional activities and membership fees and dues relating to professional organizations of which the Executive currently is a member or is directed in writing to be a member by the Board of Directors, Chief Executive Officer or President of the Company, (ii) expenses required for licensing of the Executive and (iii) cellular phone expenses, all upon the presentation of appropriate documentation therefor in accordance with the then regular procedures of the Company.

         (e) [INTENTIONALLY OMITTED]

         (f) VACATIONS, ETC. Twenty (20) paid vacation days per year on a non-cumulative basis; and leaves-of-absence in accordance with the regular procedures of the Company governing senior officers in existence from time to time.

         SECTION 4. EXTRAORDINARY EVENT.

         (a) DEFINED. As used herein, "Extraordinary Event" shall mean the cessation of Andrew L. Farkas to serve as either the Chairman of the Board of Directors of the Company or an executive officer of the Company for any reason effective simultaneously with or within one year following a merger, consolidation, asset sale or other similar transaction involving the Company .

         (b) EXTRAORDINARY EVENT BONUS. Within ten business days after the occurrence of an Extraordinary Event, the Company shall, regardless of whether the Executive elects to convert this Agreement into a consulting agreement pursuant to Section 4(c), pay to the Executive an amount in cash equal to 110% of the Base Salary then in effect. In addition, if the Executive elects to convert this Agreement into a consulting agreement pursuant to Section 4(c), then: (i) within ten business days after the effective date of such election, the Company shall pay to the Executive an amount in cash equal to the product of
(x) the number of days that have elapsed from and including the first day of the fiscal year in which such Extraordinary Event occurred, multiplied by (y) the amount of Bonus paid to the Executive by the Company (or bonus paid by Insignia, if applicable) in respect of the fiscal year immediately preceding the fiscal year in which such Extraordinary Event occurred (but excluding any special bonus paid to the Executive in respect of the merger of Insignia into Apartment Investment and Management Company), multiplied by (z) 0.00274; and (ii) upon the effective date of such election, all stock options, shares of restricted stock and other awards granted under or otherwise subject to the 1998 Stock Incentive Plan of the Company (the "Company Stock Plan") then held by the Executive will fully, immediately and automatically vest and be exercisable as and to the extent permitted by the Company Stock Plan, and all promote, participation and other similar contractual interests not subject to the Company Stock Plan then held by the Executive will fully, immediately and automatically vest (i.e., no longer be subject to forfeiture for any reason), notwithstanding any provisions to the contrary in the applicable governing agreements or other instruments pursuant to which such interests were granted to the Executive (it being the intent of the parties that any such contrary provisions are overridden and superceded hereby).

         (c) CONVERSION TO CONSULTING AGREEMENT. During the 120-day period following the occurrence of an Extraordinary Event, the Executive shall have the right, in his sole discretion, to elect in writing to convert this Agreement into a consulting agreement, whereupon: (i) the Executive will cease to be an employee of the Company and shall resign all officer and other positions with the Company and its subsidiaries; (ii) the Executive shall be required, through the Expiration Date, to consult with respect to the assets, liabilities and transactions of the Company as they existed immediately before such Extraordinary Event, such consultation to be at the reasonable times convenient to the Executive on no less than five business days' notice, but in no event for more than five days or portions of a day in any calendar month, the parties recognizing that the Executive during the consulting period likely will have significant other business interests; and (iii) the terms of this Agreement (including all rights of the Executive hereunder as to salary, bonus, reimbursements, payments and health and other benefits) shall continue unabridged through the Expiration Date, except that (1) Section 2 hereof will be superseded by this Section 4(c) and (2) references herein to the "employment" of the Executive shall be deemed to be references to the consultancy by the Executive.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE EXECUTIVE AND THE COMPANY;
           KEY PERSON INSURANCE.

         (a) The Executive represents and warrants to the Company as follows:

                  (i) He is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder, or the other rights of the Company hereunder; and

                  (ii) He is under no physical or mental disability that would hinder his performance of duties under this Agreement.

         (b) The Company represents and warrants to the Executive that the execution and delivery of this Agreement by the Company has been duly approved by the Board of Directors of the Company or the Compensation Committee.

         (c) The Executive agrees to cooperate with the Company, upon request, in connection with the obtaining by the Company of a key person insurance policy upon the life of Executive. The Executive is not aware of any fact or circumstance which would preclude the Company from obtaining such insurance, and the Executive has not heretofore been declined by an insurance company or provider for life insurance.

         SECTION 6. NON-COMPETITION AND NON-SOLICITATION; CONFIDENTIALITY.

         (a) NON-COMPETITION AND NON-SOLICITATION.

                  (i) In view of the unique and valuable services it is expected the Executive will render to the Company and its Subsidiaries (as hereinafter defined), the Executive's knowledge of the customers, trade secrets and other proprietary information relating to the business of the Company and its customers and suppliers, and similar knowledge regarding Subsidiaries of the Company it is expected the Executive will obtain, the Executive agrees that, through and including the Expiration Date plus any additional period during which the Executive is employed by the Company, he will not compete with or be engaged in the same business as, or "Participate In" (as hereinafter defined) any other business or organization which competes with or is engaged in the same business as the Company or any of its Subsidiaries, with respect to any product or service sold or activity engaged in by the Company or any Subsidiary of the Company in any geographical area in which, at the time of such expiration or cessation, such product or service is sold or activity is engaged in by the Company or any Subsidiary of the Company; provided, however, that the provisions of this Section 6(a)(i) shall not be interpreted to preclude the Executive, at any time and from time to time, from (1) Participating In any other organization if approved by the Board of Directors of the Company, or (2) owning not more than five percent (5%) of the outstanding capital stock of any publicly-traded entity. The terms "Participate In" and "Participating In" mean "directly or indirectly, for his own benefit or for, with or through any other person, own or owning, manage or managing, operate or operating, control or controlling, loan money to or lending money to, or participate in or participating in, as the case may be, the ownership, management, operation or control of, or be connected or being connected, as the case may be, as a director, officer, employee, partner, consultant, agent, independent contractor or otherwise, or acquiesce or acquiescing, as the case may be, in the use of his name in." The term "Subsidiary" means "any entity actually directly or indirectly controlled by the Company or of which the Company directly or indirectly owns (in the aggregate) in excess of 20% of the outstanding voting or economic interests."

                  (ii) In recognition of the close personal contact the Executive will have with the Company's and its Subsidiaries' trade secrets, confidential information, records and business relationships, and the position of trust in which the Company will hold the Executive, the Executive covenants and agrees that for so long as the Executive is employed by the Company, and for a period lasting for two (2) years following the later of the date on which the Executive's employment with the Company ceases for any reason or the Expiration Date, the Executive will not, either for himself or as an officer, director, employee, agent, representative, independent contractor or in any other relationship to any person, partnership, corporation or other entity (other than the Company and its Subsidiaries), (A) directly or indirectly interfere with or disturb, or seek to interfere with or disturb, any contractual relation in favor of the Company or any of its Subsidiaries or (B) solicit, directly or indirectly, including by assisting others, business from any customer or client of the Company of any of its Subsidiaries with whom the Executive has had Material Contact (as defined below) during the twelve (12) month period preceding the date of cessation of the Executive's employment with the Company for the purpose of providing goods or services to such customer or client. For purposes of this Agreement, the Executive shall be deemed to have had "Material Contact" with a customer or client of the Company or a Subsidiary (x) with whom the Executive actually dealt, or
         (y) whose dealings with the Company or Subsidiary were handled, coordinated or supervised by the Executive, or (z) about whom the Executive obtained confidential information in the ordinary course of business through the Executive's association with the Company or the Subsidiary.

                  (iii) The Executive covenants and agrees that, for a period of two (2) years following the later of the Commencement Date or the date on which the Executive's employment with the Company ceases, the Executive will not solicit, employ, engage or in any manner encourage any employee, broker or sales person of the Company or of any of its Subsidiaries (other than the Executive's personal secretary), to leave his or her employ for the employ of a person or entity which directly or indirectly competes with the Company or of any of its Subsidiaries unless and until he or she (A) has been terminated by the Company or a Subsidiary other than for cause or (B) has not been employed by the Company or any of its Subsidiaries for a period of two (2) years.

                  (iv) The Executive acknowledges that the foregoing provisions are intended to protect the Company's and its Subsidiaries business and customer contacts, and not to prevent the Executive from pursuing a livelihood in the general area of his previous training, and that such provisions should be interpreted accordingly.

         (b) CONFIDENTIALITY. The Executive covenants and agrees that he shall not publish, disclose or make accessible by him to any other person, either during or after the cessation of his employment, or use except during his employment with the Company in the business and for the benefit of the Company and its Subsidiaries, any confidential information which the Executive may now possess, may obtain during or after his employment with Company, or may create prior to the end of his employment with the Company relating to the business of the Company or any of its Subsidiaries or of any customer or supplier of any of them. In the event that the Executive becomes legally compelled to disclose any of the confidential information, the Executive will provide the Company with prompt written notice so that the Company may seek a protective order or other appropriate remedy and/or waive in writing compliance with the provisions of this Section 6(b), and in the event that such protective order or other remedy is not obtained, or should the Company waive in writing compliance with the provisions of this Section 6(b), the Executive will furnish only that portion of the confidential information which is so legally required. Upon demand therefor, the Executive shall return all tangible evidence of such confidential information to the Chief Executive Officer of the Company (or his designee) prior to or at the cessation of his employment.

         (c) INTERPRETATION AND ENFORCEMENT. The Executive acknowledges and agrees that a breach of the provisions of this Section 6 could not adequately be compensated by money damages, and, therefore, the Company shall be entitled, in addition to any other right and remedy available to it, to an injunction restraining such breach, and the Company shall not be required to post a bond in any proceeding brought for such purpose. The Executive further acknowledges and agrees that the provisions of this Section 6 are necessary and reasonable to protect the Company and its Subsidiaries in the conduct of their businesses. If any restriction contained in this Section 6 shall be deemed to be invalid, illegal or unenforceable by reason of the extent, duration or geographical scope thereof or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope or other provision hereof, and in its reduced form such restriction or other provision shall then be enforceable in the manner contemplated hereby. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies, at law or in equity, for any such breach or threatened breach.

         SECTION 7. TERMINATION.

         (a) DEFINITIONS.

                  (i) DEATH TERMINATION EVENT. As used herein, "Death Termination Event" shall mean the death of the Executive.

                  (ii) DISABILITY TERMINATION EVENT. As used herein, "Disability Termination Event" shall mean a circumstance where the Executive is physically or mentally incapacitated or disabled or otherwise unable to fully discharge his duties hereunder as a result of a single or related series of illnesses or conditions for a period of 100 consecutive days.

                  (iii) ESTATE. As used herein, the term "Estate" shall mean (A) in the event that the last will and testament of the Executive has not been probated at the time of determination, the estate of the Executive, and (B) in the event that the last will and testament of the Executive has been probated at the time of determination, the legatees or the Executor who are entitled under such will to the assets or payments at issue.

                  (iv) TERMINATION FOR CAUSE. As used herein, the term "Termination For Cause" shall mean (A) the termination by the Company of the Executive's employment hereunder upon a good faith determination by a majority vote of the members of the Board of Directors of the Company (after notice to the Executive and an opportunity for the Executive and/or his representative to appear before the Board of Directors of the Company) that termination of this Agreement is necessary by reason of (1) the conviction of the Executive of a felony under state or federal law, or the commission by the Executive an act of employment discrimination or sexual harassment under state or federal law, or the failure by the Executive to observe any policy of the Company set forth in a written policy manual or handbook, as amended from time to time, (2) the continued breach by the Executive of any provision of this Agreement for a period of thirty (30) days after written notice of such breach is given to the Executive by the Company, including gross negligence in the performance by the Executive of his duties or responsibilities hereunder, (3) the failure by the Executive to comply with any lawful directive of the Board of Directors or the Chief Executive Officer of the Company, which failure continues for ten
         (10) days after written notice thereof is given to the Executive, (4) a material violation of any provision of Section 5 of this Agreement by the Executive, (5) the taking by the Executive of any action on behalf of the Company or any of its Subsidiaries without the possession by the Executive of the appropriate authority to take such action (other than as a result of innocent error), (6) the taking by the Executive of any action that the Executive knows to be in conflict of interest with the Company or any of its Subsidiaries given the Executive's position with the Company and its Subsidiaries, or (7) the usurpation by the Executive of an opportunity that the Executive knows to be a corporate opportunity of the Company or any of its Subsidiaries; or (B) the voluntary cessation of employment by the Executive prior to the Expiration Date.

                  (v) TERMINATION WITHOUT CAUSE. As used herein, "Termination Without Cause" shall mean any termination of the Executive's employment by the Company hereunder other than as a result of a Termination For Cause, a Death Termination Event or a Disability Termination Event.

         (b) DEATH TERMINATION EVENT. Subject to the provisions of Section 9, this Agreement shall terminate automatically upon the occurrence of a Death Termination Event, whereupon (i) the Company will continue to pay to the Estate the Base Salary, as then in effect, through the Expiration Date, and (ii) all stock options, shares of restricted stock and other awards granted under or otherwise subject to the Company Stock Plan then held by the Executive will fully, immediately and automatically vest and be exercisable as and to the extent permitted by the Company Stock Plan, and all promote, participation and other similar contractual interests not subject to the Company Stock Plan then held by the Executive will fully, immediately and automatically vest (i.e., no longer be subject to forfeiture for any reason), notwithstanding any provisions to the contrary in the applicable governing agreements or other instruments pursuant to which such interests were granted to the Executive (it being the intent of the parties that any such contrary provisions are overridden and superceded hereby). In addition, if (i) an Extraordinary Event occurs within one year after the occurrence of such Death Termination Event and (ii) a definitive agreement relating to the specific merger, consolidation, asset sale or other similar transaction (or relating to another substantially similar transaction) which gave rise to such Extraordinary Event had been executed and delivered by all parties thereto and was in effect at the time such Death Termination Event occurred, then the Company shall pay to the Estate, within ten business days after the occurrence of such Extraordinary Event, all amounts (without duplication) to which the Executive would have been entitled pursuant to Section 4(b) assuming the Executive had made the election to convert this Agreement to a consulting agreement pursuant to Section 4(c) immediately after the occurrence of such Extraordinary Event.

         (c) DISABILITY TERMINATION EVENT. Subject to the provisions of Section 9, this Agreement shall terminate automatically upon the occurrence of a Disability Termination Event, whereupon (i) the Company will continue to pay to the Executive the Base Salary, as then in effect, through the Expiration Date, and (ii) all stock options, shares of restricted stock and other awards granted under or otherwise subject to the Company Stock Plan then held by the Executive will fully, immediately and automatically vest and be exercisable as and to the extent permitted by the Company Stock Plan, and all promote, participation and other similar contractual interests not subject to the Company Stock Plan then held by the Executive will fully, immediately and automatically vest (i.e., no longer be subject to forfeiture for any reason), notwithstanding any provisions to the contrary in the applicable governing agreements or other instruments pursuant to which such interests were granted to the Executive (it being the intent of the parties that any such contrary provisions are overridden and superceded hereby). In addition, if (i) an Extraordinary Event occurs within one year after the occurrence of such Disability Termination Event and (ii) a definitive agreement relating to the specific merger, consolidation, asset sale or other similar transaction (or relating another substantially similar transaction) which gave rise to such Extraordinary Event had been executed and delivered by all parties thereto and was in effect at the time such Disability Termination Event occurred, then the Company shall pay to the Executive, within ten business days after the occurrence of such Extraordinary Event, all amounts (without duplication) to which the Executive would have been entitled pursuant to Section 4(b) assuming the Executive had made the election to convert this Agreement to a consulting agreement pursuant to Section 4(c) immediately after the occurrence of such Extraordinary Event.

         (d) TERMINATION FOR CAUSE.

                  (i) The Executive acknowledges and agrees that the Company shall have the absolute right to terminate the Executive for any of the reasons enumerated in Section 6(a)(iii)(A).

                  (ii) Subject to the provisions of Section 9, this Agreement shall terminate automatically upon the occurrence of a Termination For Cause, whereupon (A) the Executive shall not be entitled to receive any additional payments hereunder other than the Base Salary, as then in effect, to and including the date that such Termination For Cause occurs, and (B) the Company shall be entitled to any and all remedies and damages available to it.

         (e) TERMINATION WITHOUT CAUSE. Subject to the provisions of Section 9, this Agreement shall terminate automatically upon the occurrence of a Termination Without Cause, whereupon (i) the Company shall: (1) continue to pay the Base Salary, as then in effect, to the Executive until the Expiration Date, in the same manner and at the same times as such Base Salary would have otherwise been payable to the Executive had this Agreement not been terminated;
(2) within 90 days of the occurrence of such Termination Without Cause, pay to the Executive an amount in cash equal to two times the amount of Bonus paid to the Executive in respect of the fiscal year of the Company immediately preceding the year in which such Termination Without Cause occurs; and (3) continue to provide health, life and, to the extent permissible under the applicable plans, disability insurance benefits to the Executive until the Expiration Date, which benefits shall not at any time be less favorable than those which the Executive would have received had he continued to be employed by the Company at such time pursuant to this Agreement; provided, however, that if the Executive should subsequently obtain employment from any source which provides such insurance benefits to Executive at no out-of-pocket cost to him, then the benefits to be provided to the Executive under this clause (3) shall be appropriately reduced for so long as such subsequent employment continues and the Executive continues to receive such benefits from such subsequent employer; and (ii) all stock options, shares of restricted stock and other awards granted under or otherwise subject to the Company Stock Plan then held by the Executive will fully, immediately and automatically vest and be exercisable as and to the extent permitted by the Company Stock Plan, and all promote, participation and other similar contractual interests not subject to the Company Stock Plan then held by the Executive will fully, immediately and automatically vest (i.e., no longer be subject to forfeiture for any reason), notwithstanding any provisions to the contrary in the applicable governing agreements or other instruments pursuant to which such interests were granted to the Executive (it being the intent of the parties that any such contrary provisions are overridden and superceded hereby). In addition, if (i) an Extraordinary Event occurs within one year after the occurrence of such Termination Without Cause and (ii) a definitive agreement relating to the specific merger, consolidation, asset sale or other similar transaction (or relating to another substantially similar transaction) which gave rise to such Extraordinary Event had been executed and delivered by all parties thereto and was in effect at the time such Termination Without Cause, then the Company shall pay to the Executive, within ten business days after the occurrence of such Extraordinary Event, all amounts (without duplication) to which the Executive would have been entitled pursuant to Section 4(b) assuming the Executive had made the election to convert this Agreement to a consulting agreement pursuant to Section 4(c) immediately after the occurrence of such Extraordinary Event.

         SECTION 8. WITHHOLDING. The Company shall be entitled to withhold from amounts payable to the Executive hereunder such amounts as may be required by applicable law to be so withheld.

         SECTION 9. SURVIVAL. Notwithstanding anything in this Agreement to the contrary, the provisions of Sections 3 through 18 (inclusive) of this Agreement shall survive any termination of this Agreement or cessation of the Executive's employment hereunder through the later of (i) the Expiration Date or (ii) the applicable period stated therein.

         SECTION 10. ENTIRE AGREEMENT; MODIFICATION. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all existing agreements between the parties concerning such subject matter. This Agreement may be modified only by a written instrument duly executed by the party charged therewith.

         SECTION 11. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or otherwise delivered against receipt, to the party to whom it is to be given, at the address of such party set forth in the preamble to this Agreement (or to such other address as such party shall have furnished in writing in accordance with the provisions of this
Section 11). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

         SECTION 12. WAIVER. Any waiver by either party of a breach of any provision of this Agreement shall not operate as a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that provision or any other provision of this Agreement. Any waiver must be in writing and signed by the party charged therewith.

         SECTION 13. BINDING EFFECT. The Executive's rights and obligations under this Agreement are not transferable by assignment or otherwise, such rights shall not be subject to commutation, encumbrance or the claims of the Executive's creditors, and any attempt to do any of the foregoing shall be void and of no effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the Executive and his heirs and personal representatives, and shall be binding upon and inure to the benefit of the Company and its successors.

         SECTION 14. HEADINGS. The headings in this Agreement are solely for convenience of reference, and shall be given no effect in the construction or interpretation of this Agreement.

         SECTION 15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without reference to any otherwise applicable conflict of law provisions.

         SECTION 16. CONSTRUCTION AND INTERPRETATION. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party which itself, or through its agent, prepared the same, and it is expressly agreed and acknowledged that the Executive, the Company and their respective attorneys and representatives have participated in the preparation hereof. No provision of this Agreement shall be interpreted in favor of, or against, any party hereto by reason of the extent to which such party or its counsel participated in the drafting hereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof.

         SECTION 17. WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALING BETWEEN OR AMONG THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIPS HEREIN ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO ENCOMPASS ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT, AND THAT EACH PARTY WILL CONTINUE TO RELY ON THIS WAIVER IN THE RELATED FUTURE DEALINGS BETWEEN THE PARTIES. EACH PARTY HERETO FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING SUCH CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO THE TRIAL BY THE COURT.

         SECTION 18. AVAILABLE REMEDIES. The Executive acknowledges and agrees that the Executive's employment hereunder was granted by the Company primarily in reliance upon the covenants, agreements, duties, obligations and assurances of the Executive contained herein, and in the event of a breach of any such covenant, agreement, duty, obligation or assurance of the Executive, including a voluntary cessation by Executive of his employment hereunder prior to the Expiration Date, (i) the Company and its Subsidiaries, including their respective businesses and properties, would suffer irreparable damage for which money damages alone would not adequately compensate the Company, and (ii) the Company shall be entitled, in addition to any other remedies and damages available to it, to obtain injunctive relief in the form of a temporary injunction, permanent injunction, restraining order or other comparable remedies in order to prevent or cease the violation of such covenant, agreement, duty, obligation or assurance.

         SECTION 19. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, each party hereto, intending to be legally bound, has duly executed this Agreement as of the date first written above.

                                            INSIGNIA FINANCIAL GROUP, INC.


                                            By: /s/Frank M. Garrison
                                            -----------------------------------
                                                Frank M. Garrison
                                                Office of the Chairman

                                            EXECUTIVE


                                            /s/ Adam B. Gilbert
                                            -----------------------------------
                                            Adam B. Gilbert